Randy Simpson CPA PC
                              11775 Nicklaus Road
                                Sandy, Utah 84092

Exhibit 16

March 24, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: International Trust & Financial Systems, Inc.
Commission File No. 000-31507

Ladies and Gentlemen:

We have read the statements made by International Trust & Financial Systems, Inc., which we understand were filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 23, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Signed by,

/s/  Randy Simpson CPA PC
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Randy Simpson CPA PC


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